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                                                                    EXHIBIT 11.0

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


                                                    Year Ended
                                                    December 31,
                                                    ------------
                                       (in thousands, except per share amount)

                                                 1996(1)           1995
                                                 ----              ----

Net income                                      $20,939          $20,183
                                                -------          -------
Weighted average common shares
   outstanding                                    6,879            7,403
Common stock equivalents due to
    dilutive effect of stock options                517              428
                                                -------          -------
Total weighted average common shares
   and equivalents outstanding                    7,396            7,831
                                                -------          -------
Earnings per common and common share
   equivalents                                    $2.83            $2.58
                                                  =====            =====
Total weighted average common shares
   and equivalents outstanding                    7,396            7,831
Additional dilutive shares using ending
   period market value versus average market
   value for the period when utilizing
   the Treasury stock method regarding stock
   options                                           59               64
                                                -------          -------
Total shares for fully diluted earnings
   per share                                      7,455            7,895
                                                -------          -------
Fully diluted earnings per common and
   common share equivalents                       $2.81            $2.56
                                                  =====            =====

(1) Reflects shares issued as a result of a four-for-three stock split on August 22, 1996.


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